Filed under Rule 424 (b)(3), File No. 333-132201
                           Pricing Supplement No. 11 - dated 06/12/2006
                                    (To prospectus dated 03/07/2006 and
                                prospectus supplement dated 03/30/2006)

Toyota Motor Credit Corporation


===================================================================
                              Purchasing       Proceeds
  CUSIP        Price to       Agent's          Before
  Number       Public(1)      Discount(1)      Expenses(1)
===================================================================


89240ABJ8      100%       	0.625%            99.375%

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===================================================================
   Interest      Interest        Stated
   Rate Per      Payment        Maturity     Survivor's
    Annum       Frequency         Date        Option
===================================================================

    5.350%      Semi-Annual     07/20/2009      Yes

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Medium-Term Note, Series B - TMCC CoreNotes - Fixed Rate.
-------------------------------------------------------------------
Interest Payment Dates: The 20th day of July and January of each year commencing 01/20/2007, and at Maturity.

Redemption Information:
Redeemable in whole at the option of Toyota Motor Credit Corporation on 07/20/2007 and each Interest Payment Date thereafter, at a price equal to 100%, with not less than 30 calendar days' prior notice nor more than 60 calendar days' prior notice.
--------------------------------------------------------------------


===================================================================
                              Purchasing       Proceeds
  CUSIP        Price to       Agent's          Before
  Number       Public(1)      Discount(1)      Expenses(1)
===================================================================


89240ABK5      100%       	1.000%            99.000%

-------------------------------------------------------------------

===================================================================
   Interest      Interest        Stated
   Rate Per      Payment        Maturity     Survivor's
    Annum       Frequency         Date        Option
===================================================================

    5.500%      Semi-Annual     07/20/2011      Yes

-------------------------------------------------------------------
Medium-Term Note, Series B - TMCC CoreNotes - Fixed Rate.
-------------------------------------------------------------------
Interest Payment Dates: The 20th day of July and January of each year commencing 01/20/2007, and at Maturity.

Redemption Information:
Redeemable in whole at the option of Toyota Motor Credit Corporation on 07/20/2007 and each Interest Payment Date thereafter, at a price equal to 100%, with not less than 30 calendar days' prior notice nor more than 60 calendar days' prior notice.

-------------------------------------------------------------------

====================================================================

                              Purchasing       Proceeds
  CUSIP        Price to       Agent's          Before
  Number       Public(1)      Discount(1)      Expenses(1)
===================================================================


89240ABL3       100%       	2.000%            98.000%

-------------------------------------------------------------------

===================================================================
   Interest      Interest        Stated
   Rate Per      Payment        Maturity     Survivor's
    Annum       Frequency         Date        Option
===================================================================

    6.000%      Semi-Annual     07/20/2021      Yes

-------------------------------------------------------------------
Medium-Term Note, Series B - TMCC CoreNotes - Fixed Rate.
-------------------------------------------------------------------
Interest Payment Dates: The 20th day of July and January of each year commencing 01/20/2007, and at Maturity.

Redemption Information:
Redeemable in whole at the option of Toyota Motor Credit Corporation on 07/20/2009 and each Interest Payment Date thereafter, at a price equal to 100%, with not less than 30 calendar days' prior notice nor more than 60 calendar days' prior notice.

-------------------------------------------------------------------

====================================================================

Toyota Motor Credit Corporation
19001 S. Western Ave
Torrance, California 90509

Trade Date:  06/16/2006
Issue Date:  06/21/2006
Minimum Denominations/Increments: $1,000/$1,000

Original Issue Discount: No
Form: Book-entry

All trades settle without accrued interest and clear SDFS: DTC Book-
entry only
Merrill Lynch DTC Participant Number:  161


(1) Expressed as a percentage of the minimum denomination


                                                   Merrill Lynch & Co.
                                                   Purchasing Agent
                                                   Acting as Principal
=======================================================================